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                                                                   Exhibit 8(n)

                             Amended and Restated
       Schedule A to the Cash Management and Related Services Agreement

                           BNY Hamilton Funds, Inc.

                      BNY Hamilton Large Cap Equity Fund
                      BNY Hamilton Large Cap Growth Fund
                      BNY Hamilton Small Cap Growth Fund
                    BNY Hamilton International Equity Fund
                   BNY Hamilton Intermediate Government Fund
                          BNY Hamilton Core Bond Fund
              BNY Hamilton Intermediate New York Tax-Exempt Fund
                   BNY Hamilton Intermediate Tax-Exempt Fund
                            BNY Hamilton Money Fund
                       BNY Hamilton Treasury Money Fund
                  BNY Hamilton New York Tax-Exempt Money Fund
                       BNY Hamilton Large Cap Value Fund
                        BNY Hamilton S&P 500 Index Fund
                   BNY Hamilton U.S. Bond Market Index Fund
                       BNY Hamilton Enhanced Income Fund
                      BNY Hamilton Multi-Cap Equity Fund
                         BNY Hamilton High Yield Fund
                    BNY Hamilton Small Cap Core Equity Fund
                  BNY Hamilton Municipal Enhanced Yield Fund
             BNY Hamilton 100% U.S. Treasury Securities Money Fund
                    BNY Hamilton U.S. Government Money Fund
                BNY Hamilton Global Real Estate Securities Fund
                      BNY Hamilton Tax-Exempt Money Fund

Dated: As of December 29, 2006

BNY Hamilton Funds, Inc.                The Bank of New York

Approved by:                            Submitted by:
             -------------------------                ------------------------
             Kevin J. Bannon                          Ira Rosner
             President                                Vice President